REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM
To the Board of Managers and
Members of Man-Glenwood Lexington Associates
Portfolio, LLC:
We have audited the accompanying statement of assets and liabilities of Man-Glenwood Lexington Associates
Portfolio, LLC (the Company), including the schedule of investments, as of March 31, 2009, and the related statements of operations and cash flows for the year then ended, and the statements of changes in net assets for each of the two years then ended.
These financial statements are the responsibility of the Companys management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight
Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Companys internal control over financial reporting.
Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of March 31, 2009, by correspondence with the management of the underlying funds and brokers. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, such financial statements present fairly, in all material respects, the financial position of Man-Glenwood Lexington Associates
Portfolio, LLC as of March 31, 2009, the results of its operations and its cash flows for the year then ended, and the changes in its net assets for each of the two years then ended, in conformity with accounting principles generally accepted in the United States of America.
As discussed in Note 2 to the financial statements, the financial statements include investments valued at $97,797,459 (83.72% of total assets) as of March
31, 2009, whose fair values have been estimated by management in the absence of readily determinable fair values. Managements estimates are based on information provided by the underlying fund managers or general partners.
DELOITTE & TOUCHE LLP
Chicago, Illinois
May 22, 2009